EXHIBITS TO BE FILED BY EDGAR

             Exhibits:

                    F-l(d) - Opinion of Berlack, Israels & Liberman LLP.

                    F-2(d) - Opinion of Ryan, Russell, Ogden & Seltzer LLP.

                    F-3(d) - Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

                    H      - Actual and Pro Forma  Capitalization Table at
                             December 31, 1998.


            Financial Statements:

                    1-A    - GPU (Corporate)  Balance  Sheets,  actual and
                                 pro forma, as at December 31, 1998, and Statements of Income and Retained Earnings, actual and pro forma, for the twelve months ended December 31, 1998; pro forma journal entries.

                    l-B    - GPU  and  Subsidiary  Companies  Consolidated
                                 Balance Sheets, actual and pro forma, as at December 31, 1998, and Consolidated Statements of Income and Retained Earnings, actual and pro forma, for the twelve months ended December 31, 1998; pro forma journal entries.

                    l-C    - JCP&L Consolidated Balance Sheets, actual and
                                 pro forma, as at December 31, 1998, and Statements of Income and Retained Earnings, actual and pro forma, for the twelve months ended December 31, 1998; pro forma journal entries.


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                                        -2-



                    l-D    - Met-Ed  Consolidated  Balance Sheets,  actual
                                 and pro forma, as at December 31, 1998, and Consolidated Statements of Income and Retained Earnings, actual and pro forma, for the twelve months ended December 31, 1998; pro forma journal entries.

                    l-E    - Penelec Consolidated  Balance Sheets,  actual
                                 and pro forma, as at December 31, 1998, and Consolidated Statements of Income and Retained Earnings, actual and pro forma, for the twelve months ended December 31, 1998; pro forma journal entries.